EXHIBIT 10.10

FIRST AMENDMENT TO THE
BEACON ROOFING SUPPLY, INC.
2004 STOCK PLAN

WHEREAS, Beacon Roofing Supply, Inc. (the “Company”) maintains the Beacon Roofing Supply, Inc. 2004 Stock Plan (As Amended and Restated Effective February 8, 2011) (the “Plan”); and

WHEREAS, the Board of Directors of the Company is authorized to amend the Plan and has authorized an amendment to the Plan, as described below.

NOW, THEREFORE, BE IT RESOLVED, that Section 8.2(a) of the Plan is hereby amended, effective as of August 12, 2011 by deleting “25% or more” and substituting “50.1% or more” in lieu thereof.

This First Amendment has been executed by the Company, by its duly authorized officer, as of this 31st day of October, 2011.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Ross D. Cooper
Title:	General Counsel & Secretary